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                                                                    EXHIBIT 21.1



Subsidiaries of the Company


Name                                              State of Organization
----                                              ---------------------

OnePoint Communications Holdings, LLC             Delaware

OnePoint Communications-Georgia, LLC              Delaware

OnePoint Communications-Illinois, LLC             Delaware

OnePoint Communications-Colorado, LLC             Delaware

VIC-RMTS-DC, LLC                                  Delaware